Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY PROVIDES UPDATE ON
VOLUNTARY STOCK OPTION REVIEW

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – August 15, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that the voluntary review being conducted by the Audit Committee of the Company’s Board of Directors, with the assistance of special outside legal counsel, into the Company’s historical stock option granting practices is still underway.  Because the Audit Committee has not reached a final conclusion, the Company did not file its Quarterly Report on Form 10-Q (Form 10-Q) by the August 14, 2006 prescribed due date and does not anticipate that it will file its Form 10-Q on or before the fifth calendar day following the prescribed due date.

          Although the Audit Committee’s review is ongoing, based on preliminary results the Audit Committee on August 14, 2006 concluded that the range of potential adjustments would likely be material to the current year and possibly prior years resulting in a restatement of the Company’s previously issued consolidated financial statements, including those in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2006 and those in the Company’s Form 10-Q for the quarter ended April 4, 2006.  Accordingly, the financial statements should no longer be relied upon. The adjustments are due to the incorrect application of the measurement date, as defined in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” to certain grants of stock options to directors, officers and employees, resulting from administrative oversight and the date selection methods used by the Company.  The Company noted that, based on the results of the Audit Committee review to date, the vast majority of the option grants impacted were issued prior to June 30, 2002.  The Company expects to record non-cash charges for compensation expense relating to these past stock option grants, which will be offset by increases to Additional Paid-in-Capital, resulting in no net change to Stockholders’ Equity. The amount of such charges or any resulting tax impacts, which could affect Stockholders’ Equity, has not yet been determined.

          The Company is committed to resolving these issues as quickly as possible and plans to file its Form 10-Q for the second quarter of fiscal 2006 and required restated financial statements as soon as practicable following the conclusion of the Audit Committee’s review.

          The Company will not be able to comment further on the Audit Committee review, SEC informal inquiry or pending legal actions, but will provide updates as additional material information becomes available.

The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

About The Cheesecake Factory Incorporated

           The Cheesecake Factory Incorporated operates 107 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.00.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipates,” “expects,” “will,” and similar words and their variations.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  The Company’s Audit Committee has initiated a review of the Company’s historical stock option granting practices. In light of the Audit Committee’s review, the Company is re-evaluating the Report on Internal Control over Financial Reporting included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2006 and managements’ evaluations of the effectiveness of disclosure controls and procedures included in the Annual Report and the Form 10-Q for the quarter ended April 4, 2006.  The Company will not reach a final conclusion of the impact of the Audit Committee’s review on the report and evaluations until completion of the review. In addition, certain of the Company’s directors and certain of its current and former officers are defendants in four shareholder derivative lawsuits relating to the Company’s stock option grants.  These actions are in the preliminary stages, and the Company cannot provide assurance that their ultimate outcome will not have a material, adverse affect on the Company’s business, financial condition or results of operations.  The Securities and Exchange Commission has informed the Company that it is conducting an informal inquiry into the Company’s stock option grants.  The outcome of this inquiry could have a material, adverse affect on the Company’s business, financial condition or results of operation.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.

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